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Exhibit 10.13

THIRD AMENDMENT TO
FINANCING AGREEMENT

        This THIRD AMENDMENT TO FINANCING AGREEMENT (this "Amendment"), dated as of June 7, 2006, is entered into by and between VIEWSONIC CORPORATION, a Delaware corporation ("Company"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Agent and Lender ("CIT").

RECITALS

        A.    Company and CIT previously entered into that certain Financing Agreement dated as of December 18, 2001 (as amended, the "Financing Agreement"), pursuant to which CIT provides loans and other financial accommodations to Company from time to time.

        B.    Company and CIT wish to amend certain terms of the Financing Agreement.

        C.    Company and CIT are willing to agree to such amendments to the Financing Agreement on the terms and subject to the conditions set forth below.

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above:

        1.    Definitions.    Capitalized terms used herein and not otherwise defined herein, shall have the respective meanings set forth in the Financing Agreement.

        2.    Amendments.

        Section 7.09(g) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

  "(g) Make any advance or loan to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation; provided, that notwithstanding anything to the contrary herein, so long as no Event of Default has occurred (unless cured if expressly permitted by the terms herein) or will occur as a result of a payment permitted below, the Company may (i) utilize the net proceeds from permanent equity capital received by the Company subsequent to January 1, 2001 and the net proceeds (after taxes) from the sale of its venture capital investments (reduced by investments made or committed to by the Company as detailed in the Summary of Inward and Outward Investments dated as of December 31, 2000, a copy of which has been delivered to Agent) so long as (x) the Company has at least $10,000,000 in excess Availability immediately after the use of such proceeds, (y) all debts and obligations are current and that all payables are being handled in the normal course of the Company's business and consistent with its past practice and (z) the proceeds are used for general business purposes, including, without limitation, venture capital investments (so long as such venture capital investments do not violate Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such board), and none of such proceeds are used to pay any principal on the Subordinated Debt; (ii) pay to Mr. James Chu regularly scheduled payments of interest only on the Subordinated Debt and (iii) make advances or loans to Subsidiaries (x) not to exceed $50,000,000 in the aggregate at any time outstanding so long as (A) the Company has at least $25,000,000 in excess Availability immediately after making such advances or loans, and (B) all debts and obligations are current and that all payables are being handled in the normal course of the Company's business and consistent with its past practice, or (y) not to exceed $30,000,000 in the aggregate at any time outstanding so long as (A) the Company has at least $15,000,000 in excess Availability immediately after making such advances or loans, and (B) all debts and obligations are current and that all payables are being handled in the normal course of the Company's business and consistent with its past practice;"

        3.    Conditions to Effectiveness.    The foregoing amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

          (a)   CIT shall have received this Amendment, duly executed and delivered by the Company on or prior to June 15, 2006.

          (b)   Each of the representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.

          (c)   No Event of Default shall have occurred and be continuing or be existing.

        4.    Representations and Warranties.    In order to induce CIT to enter into this Amendment and to amend the Financing Agreement in the manner provided in this Amendment, Company represents and warrants to CIT as of the Amendment Effective Date as follows:

          (a)    Power and Authority.    Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Financing Agreement as amended by this Amendment.

          (b)    Authorization of Agreements.    The execution and delivery of this Amendment by Company and the performance by Company of the Financing Agreement, as amended hereby, have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by Company.

          (c)    Representations and Warranties in the Financing Agreement.    Company confirms that as of the Amendment Effective Date, the representations and warranties contained in Section 7 of the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and that no Event of Default has occurred and is continuing.

        5.    Miscellaneous.

          (a)    Reference to and Effect on the Existing Financing Agreement.

              (i)  Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

             (ii)  The execution and delivery of this Amendment and performance of the Financing Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of CIT under, the Financing Agreement or any agreement or document executed in connection therewith.

            (iii)  Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the existing Financing Agreement, and the existing Financing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

          (b)    Fees and Expenses.    The Company acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 8 of the Financing Agreement.

          (c)    Headings.    Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (d)    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e)    Governing Law.    This Amendment shall be governed by and construed according to the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

VIEWSONIC CORPORATION, a Delaware corporation
By:	/s/ James A. Morlan
Name:	James A. Morlan
Title:	CFO
THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation
By:	/s/ Kirk Wolverton
Name:	Kirk Wolverton
Title:	Vice President

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THIRD AMENDMENT TO FINANCING AGREEMENT